SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):          April 12, 2004
                                                        ____________________



Exact Name of Registrant as
  Specified in Its Charter:           CALIFORNIA AMPLIFIER, INC.
                                ___________________________________



          DELAWARE                       0-12182               95-3647070
 _____________________________        ____________            _____________
State or Other Jurisdiction of         Commission            I.R.S. Employer
Incorporation or Organization          File Number          Identification
No.




Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________


Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________


Former Name or Former Address,
 if Changed Since Last Report:                 Not applicable
                                             _________________________





ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On April 12, 2004, California Amplifier, Inc. (the "Company") completed the acquisition of and merger with Vytek Corporation ("Vytek"), a privately held company, pursuant to the Agreement and Plan of Merger and Reorganization dated December 23, 2003 (the "Agreement"). The transaction was approved by the shareholders of both companies during special stockholder meetings held on April 8, 2004.

     Vytek is a provider of technology integration solutions involving a mix of professional services and proprietary software and hardware products, serving the needs of enterprise customers and original equipment manufacturers.

     Pursuant to the Agreement, the Company issued approximately 8,123,700 shares of common stock as the purchase consideration, of which 854,700 share were placed into an escrow account and approximately 7,269,000 shares were issued to the selling shareholders of Vytek. The Company also assumed all unexercised Vytek stock options and stock purchase warrants that were outstanding at the time of the merger. The Company reserved approximately 76,300 shares of its common stock for in-the-money
Vytek options and warrants that were assumed, and also reserved approximately 117,600 shares of common stock for out-of-the-money Vytek options and warrants that were assumed.

     For purchase accounting purposes, the fair market value per share used to value the approximately 7,269,000 shares issued to the Vytek selling stockholders is $11.26 per share, which is the average closing price of the Company's common stock on the Nasdaq National Market for the period beginning two trading days before and ending two trading days after December 23, 2003, the day that the merger terms were agreed to and announced. Also for purchase accounting purposes, the fair value of the Vytek options and warrants assumed by the Company in the merger will be calculated using the Black-Scholes option pricing model. Direct costs of the acquisition, including legal, accounting and financial advisory fees, are estimated to be $2.4 million, and have been or will be paid by the Company in cash.

     None of the selling stockholders of Vytek were affiliated with the Company prior to the merger. On April 12, 2004, at the effective time of the merger, Tracy Trent, Vytek's Chief Operating Officer, became the President of the Company's Solutions Division. James E. Ousley, who served as President and Chief Executive Officer of Vytek from 2000 until the effective time of the merger, joined the Company's Board of Directors on April 20, 2004.



ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

      It is impracticable to provide the audited financial statements of Vytek required by Item 7 at this time. The Registrant will file the financial information required by this item as an amendment to this report on Form 8-K within 75 days of April 12, 2004.


(b)   Pro Forma Financial Information.

      It is impracticable to provide the pro forma financial information required by Item 7 at this time. The Registrant will file the financial information required by this item as an amendment to this report on Form 8-K within 75 days of April 12, 2004.

(c)   Exhibits.

        2.1 Agreement and Plan of Merger and Reorganization dated December 23, 2003 among the Registrant, Mobile Acquisition Sub, Inc., Vytek Corporation, and Vytek's Stockholder Representative, incorporated by reference to Exhibit 2.1 of the Company's registration statement on Form S-4 filed on February 13, 2004 (Registration No. 33-112851).

        99.1 Press release of the Registrant dated April 12, 2004 announcing the completion of the merger with Vytek
               Corporation and key management changes, incorporated by reference to Exhibit 99-1 of the Registrant's Current Report on Form 8-K filed on April 13, 2004.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CALIFORNIA AMPLIFIER, INC.

       April 27, 2004                      /s/ Richard K. Vitelle
_________________________________      _________________________________
           Date                         Richard K. Vitelle
                                        Vice President - Finance
                                        (Principal Financial Officer)